Exhibit 99.1

CytoSorbents Pre-announces Q4 2016 and Full-Year 2016 Results

MONMOUTH JUNCTION, NJ, January 10, 2017 – CytoSorbents Corporation (NASDAQ: CTSO), a critical care immunotherapy leader commercializing its flagship CytoSorb® blood filter to treat deadly inflammation in critically-ill and cardiac surgery patients around the world, pre-announces unaudited Q4 2016 and Full-year 2016 results ahead of its Form 10-K filing.

2016 Financial Highlights:

•	The Company expects to announce approximately $8.2 million in full year 2016 CytoSorb sales (range $8.1-8.3M), a doubling from $4.0 million in 2015

•	Q4 2016 product sales of approximately $2.6 million (range $2.5-2.7M), versus $1.5 million in Q4 2015, continues six consecutive quarters of record sales, and is up sequentially by more than 20% from Q3 2016

•	2016 blended gross product margins, between higher margin direct sales and lower margin distributor sales, are expected to exceed 65%

•	Surpassed 20,000 total human CytoSorb® treatments versus 9,000 a year ago

Dr. Phillip Chan, Chief Executive Officer of CytoSorbents stated, “These results reflect the continued importance and momentum of our CytoSorb therapy in hospitals around the world. In light of our recent partnership and reimbursement updates, we believe we are well-positioned for a strong 2017.”

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in critical care immunotherapy, specializing in blood purification. Its flagship product, CytoSorb® is approved in the European Union with distribution in 42 countries around the world, as a safe and effective extracorporeal cytokine adsorber, designed to reduce the "cytokine storm" or "cytokine release syndrome" that could otherwise cause massive inflammation, organ failure and death in common critical illnesses such as sepsis, burn injury, trauma, lung injury and pancreatitis, as well as in cancer immunotherapy. These are conditions where the risk of death is extremely high, yet no effective treatments exist. CytoSorb® is also being used during and after cardiac surgery to remove inflammatory mediators, such as cytokines and free hemoglobin, which can lead to post-operative complications, including multiple organ failure. CytoSorbents has completed its REFRESH (REduction in FREe Hemoglobin) 1 trial - a multi-center, randomized controlled study that has demonstrated the safety of intra-operative CytoSorb® use in a heart-lung machine during complex cardiac surgery. In 2017, the company plans to initiate a pivotal REFRESH 2 trial intended to support U.S. FDA approval. CytoSorb® has been used safely in more than 20,000 human treatments to date.

CytoSorbents' purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. Its technologies have received non-dilutive grant, contract, and other funding in excess of $18 million from DARPA, the U.S. Army, the U.S. Department of Health and Human Services, the National Institutes of Health (NIH), National Heart, Lung, and Blood Institute (NHLBI), U.S. Special Operations Command (SOCOM) and others. The Company has numerous products under development based upon this unique blood purification technology, protected by 32 issued U.S. patents and multiple applications pending, including CytoSorb-XL, HemoDefend™, ContrastSorb, DrugSorb, and others. For more information, please visit the Company's websites at www.cytosorbents.com and www.cytosorb.com or follow us on Facebook and Twitter.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 9, 2016, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

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Cytosorbents Contact:

Amy Vogel

Investor Relations

(732) 398-5394

avogel@cytosorbents.com

Public Relations Contact:

Amy Phillips

Pascale Communications

412-327-9499

amy@pascalecommunications.com